SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AVENUE THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

AVENUE THERAPEUTICS, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR CAPITAL STOCK

To Our Stockholders:

We are writing to advise you that stockholders representing approximately 56% of the voting power of the outstanding voting stock of Avenue Therapeutics, Inc., as of the close of business on March 6, 2024 (the “record date”), have approved by written consent a proposal to effect a reverse stock split of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), within a range of between 30-for-1 and 75-for-1 (with our board of directors being authorized to determine the exact ratio) (the “reverse stock split”).

Our board of directors unanimously approved, and recommended that our stockholders approve, the form of amendment to our certificate of incorporation to reflect the reverse stock split. If our board of directors deems it necessary and appropriate, we will set the exact reverse split ratio within the approved range and file a Certificate of Amendment effecting the reverse stock split with the Secretary of State for the State of Delaware, with the timing of such filing to occur, if at all, at the sole discretion of our board of directors.

Please note that the number of votes already received from the stockholders is sufficient to satisfy the stockholder vote requirement for this action under Delaware law and our certificate of incorporation, as amended, and no additional votes will consequently be needed to approve the actions.

No action is required by you.  The accompanying Information Statement is being furnished only to inform stockholders of the action taken by written consent described above before the reverse stock split takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about March 18, 2024. The effective date of the reverse stock split will be no earlier than April 8, 2024, or thereafter as our board of directors determines to effect it in accordance with applicable law, including the General Corporation Law of the State of Delaware (“DGCL”).

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything.  You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the reverse stock split.

March 18, 2024	By Order of the Board of Directors,

/s/ Alexandra MacLean
Alexandra MacLean, M.D.
Chief Executive Officer

AVENUE THERAPEUTICS, INC.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being sent by mail to all record and beneficial owners of the common stock, $0.0001 par value per share (the “Common Stock”), of Avenue Therapeutics, Inc., a Delaware corporation, which we refer to herein as “ATXI,” “the company,” “we,” “our” or “us.”  The mailing date of this Information Statement is on or about March 18, 2024. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On March 6, 2024, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had issued and outstanding (i) 44,260,667 shares of Common Stock, and (ii) 250,000 shares of Class A Preferred Stock. These securities constitute the outstanding classes of ATXI voting securities. Each share of ATXI Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock carries the voting power of 194.8 votes per share on the record date.

No vote or other consent of our stockholders is solicited in connection with this information statement. We are not asking you for a proxy and you are requested not to send us a proxy.

Our board of directors has also approved the reverse stock split. No other corporate actions to be taken by written consent were considered. As of March 6, 2024, stockholders who beneficially hold 250,000 shares of Class A Preferred Stock and 3,133,886 shares of Common Stock, or approximately 56% of the voting power of our outstanding voting securities, executed and delivered to the board of directors a written consent approving the action to effect the reverse split of our outstanding Common Stock within a range of between 30-for-1 and 75-for-1 (with our board of directors being authorized to determine the exact ratio). Because the action was approved by the written consent of stockholders holding a majority of our outstanding voting securities, no proxies are being solicited with this Information Statement.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Delaware, the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until at least 20 days after the mailing date of this definitive Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “project,” “will,” “would,” or similar terms, variations of such terms or the negative of such terms are generally intended to identify forward-looking statements.  These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders, ATXI had issued and outstanding 44,260,667 shares of Common Stock and 250,000 shares of Class A Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Class A Preferred Stock has the voting power of 1.1 times (A) the shares of outstanding Common Stock plus (B) the whole shares of Common Stock into which the shares of outstanding the Class A Preferred Stock are convertible, divided by the number of shares of outstanding Class A Preferred Stock, or 194.8 votes per share on the record date.

On March 6, 2024, stockholders representing 250,000 shares of Class A Preferred Stock and 3,133,886 shares of Common Stock (approximately 56% of the total voting power) executed and delivered to the board of directors written consents approving the reverse stock split.  Because the action was approved by stockholders owning a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.

The DGCL provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.

REVERSE STOCK SPLIT

Our board of directors and stockholders holding a majority of our outstanding voting power have approved a proposal to (i) effect a reverse stock split of our issued and outstanding Common Stock within a range of between 30-for-1 and 75-for-1 (with our board of directors being authorized to determine the exact ratio within this). Following 20 days after the furnishing of this Information Statement, our board of directors will have the authority, in its sole discretion, without further action by our stockholders, to effect the reverse stock split. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split, we reserve the right not to effect any reverse stock split of the Common Stock if our board of directors does not deem it to be in the best interests of our stockholders. The company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders. Upon implementation of the amendment, between 30 to 75 shares of outstanding Common Stock will be automatically converted into one share of Common Stock.

All shares of our Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation after the payment of all debts and other liabilities. Holders of our Common Stock have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.

Amendment to Certificate of Incorporation

In connection with the reverse stock split, if our board of directors were to effect the reverse stock split, our board of directors would determine the exact exchange ratio for the reverse stock split (which will be between 30-for-1 and 75-for-1), set the timing of effectiveness of the reverse stock split and file the Certificate of Amendment with the State of Delaware. The par value per share of Common Stock will remain unchanged at $0.0001 per share. Only shares of the company’s outstanding Common Stock will be subject to the reverse stock split.

Under applicable Delaware law, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our Common Stock. Thus, the reverse stock split and amendment to our certificate of incorporation have been approved as follows:

(a)       The board of directors adopted a resolution approving a proposal to effect a reverse stock split of our issued and outstanding Common Stock within a range of between 30-for-1 and 75-for-1 (with our board of directors being authorized to determine the exact ratio); and

(b)       The proposal was approved by the written consent of stockholders holding a majority of the voting power of our capital stock.

Our amendment to our certificate of incorporation, if our board of directors determines in its discretion to effect the reverse stock split, will reflect that our outstanding shares have been reverse split. No further action on the part of stockholders is required to either implement or abandon the reverse stock split. If our board of directors determines to implement the reverse stock split, we will publicly announce, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split. Our board of directors reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in our best interests.

Upon the effectiveness of the reverse stock split, except as explained below with respect to fractional shares, each share of our issued and outstanding Common Stock will be combined, automatically and without any action on the part of our stockholders, into a lesser number of shares of our Common Stock calculated in accordance with the reverse stock split ratio determined by our board of directors.  No fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divided by the reverse split ratio, will automatically be entitled to have their fractional shares rounded up to the next whole share and receive an additional whole share of Common Stock in lieu of such fractional shares. In any event, cash will not be paid for fractional shares.

Effect of the reverse stock split

Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the reverse stock split. The reverse stock split will decrease the number of outstanding shares of our Common Stock, but will not affect any stockholder's proportionate interest in our company, except for possible minor differences resulting from the treatment of any fractional shares that such stockholder would have received as a result of the reverse stock split. The par value of our Common Stock will remain unchanged.  While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the reverse stock split will not affect our total stockholders’ equity.  All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse stock split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our Common Stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our Common Stock declines after the implementation of the reverse stock split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse stock split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our Common Stock by reducing the relative level of liquidity.  In addition, the reverse stock split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

We are not reducing the number of shares of Common Stock authorized by our certificate of incorporation in connection with the reverse stock split. Accordingly, as a result of the reverse stock split, the company will have a greater number of authorized but unissued shares of Common Stock available. The company will retain the corporate authority to issue in the future up to all such additional remaining shares of authorized but unissued Common Stock.  These shares may be issued without stockholder approval at any time in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate, definitive plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the reverse stock split.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of our Common Stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of Common Stock give the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of Common Stock and to expend additional resources to accomplish a takeover.  The reverse stock split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse stock split, we expect that our Common Stock will continue to be quoted on the Nasdaq Capital Market as a fully reporting company and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

As soon as practicable after the effective date of the reverse stock split, transmittal forms will be mailed to each holder of record of certificates for shares of our Common Stock to be used in forwarding such certificates for surrender in exchange for, if so elected by the holder, new certificates representing the number of shares of our Common Stock held by such stockholder following the reverse stock split. Our transfer agent will act as exchange agent for purposes of exchanging stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our Common Stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive, upon payment of the applicable fee, new certificates representing the whole number of shares of our Common Stock that he, she or it holds as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

We request that stockholders do not send in any of their stock certificates at this time.

Accounting Matters

The par value per share of the Common Stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Other Effects on Outstanding Shares

When the reverse stock split is implemented, the rights and preferences of the outstanding shares of the Common Stock will remain the same after the reverse stock split. Each share of Common Stock issued pursuant to the reverse stock split will be fully paid and non-assessable. The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our articles of incorporation.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date hereof, certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. This summary addresses the tax consequences only to a “U.S. holder” of our Common Stock, which is a beneficial owner of our Common Stock that is either:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that may be applicable to U.S. holders who may be subject to special tax rules. For example, this summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates or former citizens or residents, persons subject to the alternative or corporate minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, persons required to accelerate the recognition of any item of gross income with respect to the Common Stock as a result of such income being recognized on an applicable financial statement (ii) persons who acquired their shares or equity awards in connection with employment or other performance of services, (iii) persons who hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or (iv) persons who do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address the Medicare tax on net investment income, tax considerations in respect of our preferred stock, or tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Stockholders should consult their own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split to them, as well as the consequences to them arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the reverse stock split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our Common Stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a stockholder’s receipt of a whole share of our Common Stock in lieu of a fractional share, the adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the Common Stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our Common Stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our Common Stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our Common Stock are not clear. A stockholder who receives one (1) whole share of our Common Stock in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the reverse stock split.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information, as of March 6, 2024 (the "Determination Date"), concerning the beneficial ownership of our Common Stock by:

•	each person we know to be the beneficial owner of more than 5% of our Common Stock;

•	each of our current directors;

•	each of our NEOs shown in our Summary Compensation Table; and

•	all current directors and executive officers as a group.

As of the Determination Date, there were 44,260,667 shares of our Common Stock outstanding. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Determination Date. Shares of our Common Stock issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Exchange Act. All share figures in the table below give effect to the 15-for-1 reverse stock split that became effective September 22, 2022.

Unless otherwise indicated, the address for each director and executive officer listed is: c/o Avenue Therapeutics, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Jay Kranzler, M.D., PhD, Chairman of the Board of Directors	42,244	(1)	*
Alexandra MacLean, M.D., Chief Executive Officer and Director	200,000	(2)	*
David Jin, Chief Operating Officer and Interim Chief Financial Officer	62,500	(3)	*
Faith Charles, Director	33,333	(4)	*
Neil Herskowitz, Director	42,244	(5)	*
Curtis Oltmans, Director	36,601	(6)	*
Lindsay A. Rosenwald, M.D., Director	394,762	(7)	*
All Executive officers and directors as a group (7 persons)	811,684	(8)	1.8%
5% or Greater Stockholders:
Fortress Biotech, Inc.
1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154	3,150,552	(9)	7.1%

*Less than 1%

(1)	Includes 33,333 shares of Common Stock of which Dr. Kranzler has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(2)	Includes 200,000 shares of Common Stock of which Dr. MacLean has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(3)	Includes 62,500 shares of Common Stock of which Mr. Jin has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(4)	Includes 33,333 shares of Common Stock of which Ms. Charles has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(5)	Includes 33,333 shares of Common Stock of which Mr. Herskowitz has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(6)	Includes 33,333 shares of Common Stock of which Mr. Oltmans has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(7)	Includes (a) 33,333 shares of Common Stock of which Dr. Rosenwald has the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options and (b) 11,111 shares of Common Stock issuable upon exercise of warrants held by Dr. Rosenwald. The warrants were issued by Fortress and are currently exercisable for shares of our Common Stock that are owned by Fortress. These do not represent equity compensation by us to Dr. Rosenwald.

(8)	Includes 440,276 shares of Common Stock of which our directors and executive officers have the right to acquire beneficial ownership within 60 days of the Determination Date pursuant to currently vested and exercisable stock options.

(9)	Includes 16,666 shares of Common Stock into which Fortress’ 250,000 shares of Class A Preferred Stock may be converted at any time.

For purposes of the above table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov. We also maintain a website at www.avenuetx.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the reverse stock split will not be effective until a date at least 20 days after the date on which the definitive Information Statement has been mailed to the stockholders. Following such date, our board of directors will have the authority, without further action by our stockholders, to effect the reverse stock split. Even though the holders of a majority of the voting power of our capital stock have already approved of the reverse stock split, we reserve the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of our stockholders. The Company believes that granting this discretion provides our board of directors with maximum flexibility to act in the best interests of our stockholders.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some bank, brokerage firm or other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Information Statement to you if you contact us at: Avenue Therapeutics, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, Florida 33154, Attn: Corporate Secretary. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the notice of Information Statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee record holder, or you may contact us at the above address or phone number.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on March 6, 2024, as the record date for the determination of stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about March 18, 2024 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

March 18, 2024	By:	/s/ Alexandra MacLean
Alexandra MacLean, M.D.
Chief Executive Officer

Appendix  A

CERTIFICATE OF AMENDMENT

TO

THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVENUE THERAPEUTICS, INC.

Avenue Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST. The Certificate of Incorporation of the Corporation is hereby amended by changing ARTICLE IV, so that, as amended, the first paragraph of said Section 5 shall be amended to add the following paragraph:

At [_____] (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment to the Certificate of Incorporation, every [_____]1 issued and outstanding shares or shares held by the Corporation as treasury stock of the Corporation’s common stock, par value $.0001 per share (the “Common Stock”), as of the date and time immediately preceding the Effective Time (the “Old Shares”), shall automatically be reclassified as and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “New Shares”) without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Further, every right, option and warrant to acquire Old Shares outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) New Share based on the conversion ratio of shares of Old Shares to New Shares set forth in the preceding sentence, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive that number of New Shares based on the conversion ratio of their shares of Old Shares to New Shares set forth above, rounded up to the next whole share of Common Stock. Each holder of record of a certificate which immediately prior to the last trading day preceding the date of the Effective Time (the “Effective Date”) represents Old Shares (the “Old Certificates”) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate (the “New Certificates”) representing the number of whole shares of Common Stock into and for which the shares formerly represented by such Old Certificates so surrendered are exchangeable. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

SECOND. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the above-mentioned amendment to the Certificate of Incorporation and declaring said amendment to be advisable.

THIRD. That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation by written consent of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been signed by a duly appointed officer of the Corporation this ___ day of ______, 2024.

AVENUE THERAPEUTICS, INC.

By:
Name:
Title:

1 Note: The reverse split ratio, of not less than 30-for-1 and not greater than 75-for-1, will be determined by the board of directors pursuant to authority granted by stockholders.